EXHIBIT 99.1

BT Brands Reports 2025 Results, Delivers 138% EBITDA Growth and Advances

Transformational Aero Velocity Merger

Company Executes Operating Turnaround While Positioning for Growth with Aerospace and AI Platform Transition

CONTACT FOR FURTHER INFORMATION:

 Kenneth Brimmer 612-229-8811

MINNETONKA, Minn.--(BUSINESS WIRE)--March 30, 2026 — BT Brands, Inc. (Nasdaq: BTBD and BTBDW) (“BT Brands” or the “Company”) today reported financial results for the 52 weeks ended December 28, 2025, highlighting an operating turnaround and continued progress toward its proposed transformational merger with Aero Velocity, Inc.

2025 Highlights and recent developments include:

•	Restaurant-level EBITDA increased 138% to $1.7 million from $723,828 in 2024.
•	Operating loss improved approximately 80% to $(364,585) from $(1.8) million in 2024.
•	Net loss improved to $(687,839), or $(0.11) per share, compared to $(2.3) million, or $(0.37) per share, in 2024.
•	The Company ended the year with approximately $4.4 million in cash and marketable securities.
•	The Company recorded a $216,248 charge to reduce NGI bottled water inventory to estimated net realizable value.
•	BT Brands continues to advance its proposed merger with Aero Velocity, Inc.

During 2025, the Company improved performance through the closure of underperforming locations, tighter labor and food cost controls, and continued focus on operating efficiency with notable success at Burger Time and Pie In The Sky. These actions resulted in overall improved restaurant-level margins and a substantially lower operating loss despite lower revenue.

Transformational Upside: Aero Velocity Merger

BT Brands continues to advance its previously announced definitive merger agreement with Aero Velocity, Inc., which is expected to reposition the Company into a high-growth technology and infrastructure platform focused on AI-driven analytics and drone-based inspection services. Following the closing, all restaurant assets and related liabilities will be distributed to BT Brands' pre-merger shareholders. The post-merger company is expected to operate as Aero Velocity Inc. and remain listed on Nasdaq, subject to stockholder approvals, regulatory approval, and customary closing conditions.

Gary Copperud, the Company’s Chief Executive Officer, said:

“The year marked a turning point for BT Brands. We significantly improved our operating performance through disciplined execution and cost control. At the same time, we are advancing toward completing our proposed merger with Aero Velocity, an emerging leader in the fast-growing drone and services market.”

Kenneth Brimmer, Chief Financial Officer, added:

“Our focus on improving profitability, strengthening our balance sheet, and taking a disciplined approach to capital allocation drove meaningful improvement in 2025. With the Aero Velocity opportunity ahead, we believe the Company is well positioned for its next phase of growth.”

Outlook

BT Brands enters 2026 with an improved operating base, positive EBITDA, and a transformational strategic opportunity. Management remains focused on improving restaurant profitability and cash flow, advancing the Aero Velocity transaction, and enhancing shareholder value. The Company is not providing formal financial guidance at this time.

Financial Results Follow:

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BT BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(52 Weeks Ended)

	52 Weeks Ended,	52 Weeks Ended,
	December 28, 2025	December 29, 2024
SALES	$13,486,629	$14,823,472
COSTS AND EXPENSES
Food and paper costs	4,494,449	5,605,579
Labor costs	5,111,097	6,128,574
Occupancy costs	1,282,049	1,403,204
Other operating expenses	878,125	962,287
Depreciation and amortization	648,704	742,860
Impairment of restaurant and right-of-use assets	215,000	371,872
General and administrative	1,464,021	1,691,404
Gain on sale of assets	(242,231)	(250,000)
Total costs and expenses	13,851,214	16,655,780
Loss from operations	(364,585)	(1,832,308)

Unrealized gain (loss) on marketable securities	128,822	(93,458)
Realized gain on marketable securities	380,764	143,340
Interest and dividend income	148,666	178,279
Interest expense	(81,621)	(99,608)
Related party impairments and other charges	(520,718)	-
Other income	(74,728)	13,930
Equity in loss of unconsolidated affiliate	(304,439)	(415,085)
Income tax expense	-	206,000
Net loss	$(687,839)	$(2,311,208)
Net loss per common share - Basic and Diluted	$(0.11)	$(0.37)
Weighted average shares used in computing per common share amounts	6,154,724	6,194,842

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BT BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS	December 28, 2025	December 29, 2024
Cash and cash equivalents	$846,167	$1,951,415
Marketable securities	3,596,133	2,319,555
Receivables	54,506	69,459
Inventory	230,443	272,603
Inventory – bottled water held for resale, net	574,000	-
Prepaid expenses and other current assets	22,152	117,621
Deferred transaction costs	150,450	10,000
Assets held for sale	424,123	258,751
Total current assets	5,897,973	4,999,404
Property, equipment and leasehold improvements, net	2,456,718	3,343,340
Operating lease right-of-use assets	1,267,699	1,724,052
Equity method investment in unconsolidated affiliate	-	304,439
Investment in equity and notes receivable from related company	-	424,000
Goodwill	796,220	796,220
Intangible assets, net	305,270	367,799
Other assets, net	21,171	37,543
Total assets	$10,740,052	$11,996,797

LIABILITIES AND SHAREHOLDERS' EQUITY	December 28, 2025	December 29, 2024
Accounts payable	$245,226	$612,059
Current maturities of long-term debt	191,531	185,009
Current operating lease obligations	358,939	274,511
Accrued expenses	421,867	371,356
Total current liabilities	1,217,563	1,442,935
Long-term debt, less current portion	1,899,592	2,091,335
Noncurrent operating lease obligations	1,209,509	1,497,300
Total liabilities	4,326,664	5,031,570
Total shareholders’ equity	6,418,388	6,965,227
Total liabilities and shareholders’ equity	$10,740,052	$11,996,797

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Restaurant-level EBITDA

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses restaurant-level EBITDA (earnings before interest, taxes, depreciation, and amortization), which is not a measure defined by GAAP. This non-GAAP operating measure is useful to management and, the Company believes, investors because it provides a means to gauge the overall profitability of recurring, controllable core restaurant operations. Restaurant-level EBITDA should not be considered a substitute for or superior to operating income, which is calculated in accordance with GAAP.

	2025	2024
Revenues	$13,486,629	$14,823,472
Loss from operations	(364,585)	(1,832,308)
Depreciation and amortization	648,704	742,860
Gain on sale of assets	(242,231)	(250,000)
Restaurant impairment and related charges	215,000	371,872
General and administrative, corporate-level expenses	1,464,029	1,691,404
Restaurant-level EBITDA	$1,720,909	$723,828
Restaurant-level EBITDA margin	12.4%	4.9%

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the benefits of the proposed transaction with Aero Velocity, the anticipated timing of the transaction, the products and services offered by Aero Velocity and the markets in which it operates.

Forward-looking statements are based on management’s current expectations and assumptions. They are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including risks related to the completion of the proposed transaction, failure to obtain stockholder approvals, failure to satisfy other closing conditions, changes in market conditions, integration risks, and the risks described in BT Brands’ SEC filings available at www.sec.gov.

These statements speak only as of the date hereof, and the companies disclaim any obligation to update them except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, BT Brands has filed a registration statement on Form S-4, subject to amendment, with the Securities and Exchange Commission (“SEC”), Investors and security holders are urged to read the registration statement, proxy statement/prospectus and other relevant documents filed or to be filed with the SEC when they become available because they will contain important information about BT Brands, Aero Velocity and the proposed transaction. Investors and security holders may obtain free copies of these documents, when available, through the SEC's website at www.sec.gov.

Participants in the Solicitation

BT Brands, Inc. and Aero Velocity Inc. and their respective directors and executive officers may be deemed participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Additional information regarding these persons and their interests in the proposed transaction is included in the Form S-4 and other relevant documents filed with the SEC.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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